SUBLEASE AGREEMENT
                               ------------------

     THIS SUBLEASE AGREEMENT (this "Sublease"), is entered into as of this 13th day of December, 1999 by and between UNION PLANTERS BANK, NATIONAL ASSOCIATION, a national banking association ("Sublandlord"), and PRIVATEBANCORP, INC., a Delaware corporation ("Subtenant"). ST. LOUIS BRENTWOOD ASSOCIATES, L.P., (together with its successors and permitted assigns, the "Primary Landlord") joins in the execution and delivery of this Sublease for the purpose of consenting to the same. The following recitals form the basis for this Sublease and are made a material part hereof

     A. Landlord is the tenant, and Primary Landlord is the landlord, under that certain Lease Agreement (together with all amendments, modifications, renewals and restatements, the "Prime Lease"), dated December 19, 1986 and amended by that certain First Amendment dated November 17, 1987, that certain Addendum dated February 1, 1990, that certain letter dated January 9, 1992, that certain Amendment, Extension and Renewal of Lease dated August 28, 1997 and that certain Fifth Amendment to Lease dated July 30, 1999.

     B. The Prime Lease covers certain leased space in the office building (the "Building") located at 1401 South Brentwood Boulevard, St. Louis, Missouri 63144. The leased area described in the Prime Lease is referred to herein as the "Leased Premises."

     C. Subtenant desires to lease a portion of the Leased Premises on the terms and subject to the conditions below.

     NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

     1.   Prime Lease.

          1.1 Sublandlord and Subtenant agree that this Sublease is entered into to create a sublease under the Prime Lease. The Prime Lease is attached hereto as Exhibit A and by this reference incorporated herein. Subtenant acknowledges having received and reviewed the Prime Lease. Notwithstanding anything to the contrary in this Sublease, any termination of the Prime Lease will cause this Sublease to be terminated as of the same time and date that the Prime Lease is terminated, subject to Section 15.4 of this Sublease, which provides for the survival of certain claims in the event the Sublease is terminated, and any unearned Rent paid in advance shall be refunded to Subtenant; provided, however, that if such termination is the result of a breach of Subtenant's obligations hereunder, then Sublandlord shall have the right to retain such amount until such time that the damages from such breach have been ascertained, at which time such amount may be applied by Sublandlord to the payment of such damages without limiting the amount Sublandlord will be entitled to recover as a result of such breach.

          1.2 Sublandlord and Subtenant agree that this Sublease is not effective until such time as Primary Landlord has consented in writing to this Sublease, such consent to be evidenced by means of Primary Landlord's execution and delivery of a counterpart of this Sublease in the space provided below. Until such written consent has been obtained, either party shall have the right to terminate this Sublease upon the delivery of written notice thereof to the other party and Primary Landlord.

     2. Subleased Premises. Sublandlord agrees to lease to Subtenant certain premises located on the 1st and 2nd floors of the Building, consisting of approximately 12,378 total rentable square feet of floor area, with approximately 3,026 rentable square feet on the 1st floor and approximately 9,352 rentable square feet on the 2nd floor, as more fully described on Exhibit B attached hereto and by this reference incorporated herein (the "Subleased Premises"), together with the nonexclusive right and license during the Sublease Term (as defined in Section 4 below) to use any areas required to access and use the drive-up banking facilities and lanes, any areas required to access and use the automated teller machines or space therefor and the after-hours depository area, and any areas of the Leased Premises required for ingress and egress to and from the Subleased Premises by Subtenant and its employees, agents and invitees. Notwithstanding the fact that the foregoing use is nonexclusive, Subtenant's access to such locations and/or facilities shall not be materially or unreasonably restricted. Subtenant and its employees, agents and invitees shall have the exclusive right and license during the Sublease Term to use any automated teller machines or space therefor, the after-hours depository facilities outside the Building and the drive-up banking facilities; provided, however, that the exclusive right shall not apply to drive-up lanes at those locations and/or facilities. Subtenant must obtain Primary Landlord's prior written approval before placing any automated teller or other banking facilities on any part of the Leased Premises.

     3.   Compliance with Terms of Prime Lease.

          3.1 Subtenant agrees that this Sublease is subject and subordinate to all of the terms, conditions, and provisions of the Prime Lease and the exhibits thereto, including without limitation the Building Rules set forth on Exhibit D thereto, and that Subtenant will not violate or permit the violation of, and at its cost shall cause the Subleased Premises and Subtenant's activities on or about the Subleased Premises to be in compliance with the Prime Lease. Subtenant will cooperate with Sublandlord and assist Sublandlord in complying with the terms of the Prime Lease, as it applies to the Subleased Premises and Subtenant's use of common areas. In the event of a conflict between any term, condition or provision of the Prime Lease and this Sublease, the terms and provisions of this Sublease shall control in all controversies arising between Sublandlord and Subtenant, and the terms and provisions of the Prime Lease shall control in all controversies arising between Primary Landlord and Sublandlord or Subtenant, except as the parties have agreed in this Sublease.

          3.2 In the event that Subtenant or any agent, employee, officer, or invitee of Subtenant takes, threatens to take, or fails to take any action which will result in the breach or violation of the Prime Lease with reference to the Subleased Premises or use of the common areas, Sublandlord shall be entitled to injunctive or such other appropriate equitable relief as may be necessary to prevent any violation or breach of the Prime Lease by Subtenant or its agents employees, officers or invitees, together with all of Sublandlord's damages occasioned thereby, it being agreed by the parties that any breach of the Prime Lease would cause irreparable harm to Sublandlord.

          3.3 If any obligation of Sublandlord under this Sublease is to be performed by Primary Landlord under the Prime Lease and Primary Landlord fails to perform such obligation, then Sublandlord shall have no liability to Subtenant hereunder as a result of such failure, except that Sublandlord agrees to use commercially reasonable efforts to cause Primary Landlord to perform such obligation. For example, and not by way of limitation, if any service to be provided under this Sublease is to be provided by Primary Landlord under the Prime Lease and Primary Landlord fails to provide such service, then Sublandlord shall have no liability to Subtenant for the failure of such service to have been provided. In such event, however, Sublandlord agrees to use commercially reasonable efforts to cause Primary Landlord to provide such service.

          3.4 If any consent or approval is required to be obtained by Sublandlord under the provisions of this Sublease prior to the taking of any action on the part of Subtenant, and the Prime Lease contains a comparable provision requiring the consent of the Primary Landlord, then any consent by Sublandlord to the taking of such proposed action by the Subtenant shall not be effective until such time, if at all, that Primary Landlord consents to the taking of such action.

     4.   Sublease Term.

          4.1 Subject to Sections 1.1, 36 and 37 of this Sublease, the term of this Sublease (the "Sublease Term") shall commence on December 13, 1999 (the "Commencement Date") and shall expire at 11:59 p.m. (St. Louis time) on February 4, 2009 (the "Expiration Date").

          4.2 Subject to Sections 1.1, 36 and 37 of this Sublease, this Sublease, and the Sublease Term, shall commence on the Commencement Date and shall terminate and expire on the Expiration Date without the necessity of any termination notice from either Sublandlord or Subtenant.

     5. Monthly Base Rent. Subtenant shall pay monthly base rent ("Monthly Base Rent") in advance to Sublandlord on the first (1st) day of each month during the Initial Term as follows:

          5.1 The "Rent Commencement Date" is hereby defined to mean January 1, 2000. During the period commencing on the Rent Commencement Date through and including the Expiration Date, Subtenant shall be obligated to pay Monthly Base Rent on the first day of each month, without offset or deduction for any reason. The amount of each such monthly payment shall be as follows:

          January 1, 2000 - December 31, 2000                  $20,630.00
          January 1, 2001 - December 31, 2001                  $24,240.25
          January 1, 2002 - December 31, 2002                  $24,756.00
          January 1, 2003 - December 31, 2003                  $25,271.75
          January 1, 2004 - December 31, 2004                  $25,787.50
          January 1, 2005 - December 31, 2005                  $26,303.25
          January 1, 2006 - December 31, 2006                  $26,819.00
          January 1, 2007 - December 31, 2007                  $27,334.75
          January 1, 2008 - December 31, 2008                  $27,850.50
          January 1, 2009 - February 4, 2009                   $28,882.00

          5.2 Monthly Base Rent for any partial month shall be prorated over the actual number of days in such month that the Sublease Term is then in effect, and shall be paid on the first (1st) day of such partial month. All amounts required to be paid by Subtenant under this Sublease which do not constitute Monthly Base Rent shall constitute "additional rent" due hereunder. The term "Rent" shall mean the Monthly Base Rent and all additional rent.

     6.   Building Operating Expense Reimbursement.

          6.1 Under the Prime Lease, Sublandlord is obligated to reimburse Landlord for Subtenant's pro rata share of increases in "Expenses" in excess of the "Expense Stop Amount" (as such capitalized terms are defined in the Prime Lease). For purposes of this Sublease, the term "Base Year" shall mean 2000. For purposes of this Section 6, Subtenant's pro rata share ("Subtenant's Percentage") shall be 7.25%. The parties agree that the intention of this
Section 6 is to obligate Subtenant to pay its pro rata share of Expenses which are in excess of Expenses for the Base Year.

          6.2 In addition to Monthly Base Rent, Subtenant shall pay to Sublandlord additional rent with respect to each calendar year during the Sublease Term in accordance with the following provisions:

                (a) If Expenses during any calendar year after the Base Year exceed Expenses for the Base Year (such excess being referred to herein as "Excess Expenses"), then Subtenant shall pay to Sublandlord, as additional rent for each such calendar year, an amount equal to Subtenant's Percentage of such Excess Expenses. Expenses shall be determined by Primary Landlord in accordance with the provisions of the Prime Lease.

                (b) Sublandlord shall deliver to Subtenant written notice of its estimate of Excess Expenses for the upcoming calendar year. Sublandlord shall have the right to rely on estimates thereof prepared by Primary Landlord. On the first day of each and every calendar month commencing after the receipt of each such estimate and prior to the receipt of the next annual estimate of Excess Expenses, Subtenant shall pay to Sublandlord one-twelfth (1/12) of Subtenant's Percentage of Excess Expenses based upon such estimate. Such estimated payments shall be due on the same date as are the installments of Monthly Base Rent. Subtenant's Percentage of Excess Expenses for each calendar year of the Sublease Term shall be deemed to be additional rent becoming due under this Sublease and Subtenant's obligation to pay Subtenant's Percentage of Excess Expenses for the Sublease Term shall survive the expiration or termination of this Sublease.

                (c) As soon as reasonably possible after the expiration of each calendar year during the Sublease Term, Sublandlord will furnish to Subtenant a statement showing the Expenses for the expired calendar year and the estimated amount of Expenses to be paid during the next calendar year, such statement to be in the same form as the statement provided to Sublandlord by Primary Landlord. If Subtenant's Percentage of Excess Expenses for any calendar year exceeds the payment on account thereof made by Subtenant, Subtenant shall pay to Sublandlord the deficiency within fifteen (15) days after the receipt of a statement therefor. Such obligation on the part of Subtenant shall survive any vacation of the Subleased Premises by Subtenant. If any such statement shows that the payments made by Subtenant on account of Excess Expenses exceeded the amount then payable by Subtenant, then Sublandlord shall apply such excess to future payments of additional rent or, in the event Subtenant has vacated the Subleased Premises in accordance with its rights hereunder, pay the amount of such excess to Subtenant. In no event shall any rent adjustment result in a decrease of Monthly Base Rent.

                (d) If Expenses for any calendar year are revised after a statement thereof has been delivered to Subtenant, then the parties agree to make such adjustments as may be necessary based upon the revised amount of Expenses.

                (e) Excess Expenses for any partial calendar year at the end of the Sublease Term shall be prorated.

     7. Security Deposit. Subtenant, concurrently with signing this Sublease, shall pay to Sublandlord a Security Deposit in the amount of $28,882.00 to be held to guarantee the faithful performance by Subtenant of all of Subtenant's obligations under this Sublease. The Security Deposit may be commingled with Sublandlord's other funds and any interest or other income earned thereon shall be the property of Sublandlord. If Subtenant defaults with respect to any provision of this Sublease, Sublandlord may expend the whole or any part of the Security Deposit for the payment of any amount which Sublandlord may expend by reason of such default. If any portion or all of the Security Deposit is so used, Subtenant shall, within ten (10) days after demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount and failure to do so shall be a breach of this Sublease. Provided no event of default has occurred and is continuing under this Sublease on the later of (a) the first anniversary of the Commencement Date, or (b) the expiration of all contingencies and termination rights under this Sublease (as set forth in Sections 36 and 37), Sublandlord shall return the Security Deposit to Subtenant within fifteen (15) days after Sublandlord's receipt of notice from Subtenant that each of the foregoing conditions have been met, together with any evidence reasonably required by Sublandlord that all contingencies have been satisfied and all termination rights have expired. In the event of a transfer of Sublandlord's interest in the Building, Sublandlord may pay over the Security Deposit to Sublandlord's transferee to be held under the terms of this Sublease and Sublandlord shall be released from all liability for the return of the Security Deposit. Under no circumstances shall Subtenant have the right to direct that the Security Deposit be applied to the payment of Rent.

     8. Use of Subleased Premises. Subtenant shall use and occupy the Subleased Premises only as a full-service banking facility, providing any services that may be provided by a commercial bank under federal and Missouri laws, and for general office purposes, and for no other use or purpose whatsoever without the express prior written consent of Sublandlord and Primary Landlord.

     9.   Alterations and Improvements.

          (a) The Subleased Premises are being subleased in an "AS IS - WHERE IS" condition, unless expressly provided otherwise herein. Sublandlord shall have no obligation to perform any alterations to ready the Subleased Premises for Subtenant's occupancy. Sublandlord makes and has made no representations or warranties with respect to the condition of the Subleased Premises or as to its suitability for the use or uses contemplated by Subtenant. Subtenant's occupancy of the Subleased Premises shall constitute Subtenant's acceptance of the condition of the same and its agreement that the Subleased Premises are in good condition. Subtenant shall, at its cost and expense, install its own telephone and computer equipment systems.

          (b) Except as provided in this Sublease, any alterations, additions, changes or improvements to the Subleased Premises not expressly described herein shall be made only with the prior written consent of Primary Landlord and notice of the same to Sublandlord as provided herein. In the event Primary Landlord consents to the making of alterations, additions, changes or improvements to the Subleased Premises, Sublandlord shall be furnished with such evidence of Primary Landlord's consent as Sublandlord shall require at least fifteen (15) days prior to the commencement of such work. Prior to the commencement of any work, Primary Landlord and Sublandlord shall be furnished with copies of all plans and specifications, a budget listing by line item the cost of the work to be done, and evidence of the provision of performance bonds, if required by Primary Landlord. The work necessary to make the change(s) shall be done at Subtenant's expense by employees or contractors hired by Primary Landlord and approved by Subtenant. Subtenant agrees to pay Primary Landlord or its agent, Insignia/ESG, Inc., directly for any work to be performed prior to the commencement of any work and pay all construction supervision fees charged by Primary Landlord. Subtenant also agrees to reimburse Sublandlord for any construction supervision fees charged by Primary Landlord to Sublandlord. In no event shall any lien be established against the Subleased Premises or the Building. In the event the actual cost of the alterations, plus the construction supervision fee, are less than the amount paid to Primary Landlord by Subtenant as required in this subsection (b), Primary Landlord shall pay the difference to Subtenant within thirty (30) days after completion of the alterations.

          (c) Upon Subtenant's receipt of all Regulatory Approvals (as defined in Section 16.4 of this Sublease), satisfaction of any other contingencies set forth in this Sublease, expiration of all termination rights set forth in this Sublease (as such contingencies and termination rights are set forth in Sections 36 and 37 of this Sublease), and delivery of notice of the same to Sublandlord and Primary Landlord (together with such evidence of the same as Sublandlord or Primary Landlord may require),

Sublandlord will pay to Subtenant up to $123,780.00 (the "Improvement Allowance") in accordance with Section 9(b) of this Sublease and all other provisions of this Section 9. Subtenant agrees that such Improvement Allowance will be used for Subtenant's improvement of the Subleased Premises (including without limitation, for the preparation of any architectural drawings created in connection with such improvements). Prior to the commencement of any improvements, the name of the selected general contractor, all architectural drawings, plans and specifications, the construction schedule, a budget showing by line item the cost of the construction and evidence of Primary Landlord's consent to the improvements as required in this Section 9 must be furnished to Sublandlord. The Improvement Allowance will be paid to Subtenant upon Sublandlord's receipt of sufficient evidence as required by Sublandlord of completion of the improvements, including without limitation copies of invoices, evidence that the same have been paid, and lien waivers from contractors and suppliers; provided, however, that in no event shall Sublandlord be obligated to pay more than the amount of the Improvement Allowance for any and all work and that Subtenant shall pay all costs in excess of the Improvement Allowance. If Subtenant does not intend to utilize all or a part of the Improvement Allowance and so notifies Sublandlord, then any unused amount of the Improvement Allowance shall be credited against Subtenant's obligation to pay Monthly Base Rent hereunder from the first day of the month after Sublandlord's receipt of the notice until the entire unused amount of the Improvement Allowance has been applied and credited to the Monthly Base Rent payments. If Subtenant fails to fully utilize the Improvement Allowance during the Sublease Term, then any unused amount of the Improvement Allowance shall be credited against Subtenant's obligation to pay Monthly Base Rent hereunder and shall be refunded by Sublandlord to Subtenant within fifteen (15) days after the Expiration Date. Any and all improvements or alterations to be made by Subtenant in connection therewith shall be subject to the provisions of this Sublease. Nothing in the foregoing shall relieve Subtenant from any of its other obligations under this Sublease.

          (d) Primary Landlord covenants and agrees that no act or omission of Primary Landlord or any contractor, subcontractor or supplier arising out of any construction performed by or at the direction of Primary Landlord with respect to the Subleased Premises, including without limitation, the filing of any lien against the Leased Premises or any part thereof, shall cause or create a default under the Prime Lease (as such term is defined therein).

     10. Repairs. During the continuance of this Sublease, Subtenant shall keep the Subleased Premises and appurtenances in good order and repair; shall keep the Subleased Premises and appurtenances in a wholesome condition without charge or expense to Sublandlord; shall pay for all damages to the Building as well as damages to the tenants or occupants thereof caused by any waste, misuse or neglect of said Subleased Premises, its apparatus or appurtenances; and shall not make nor allow to be made any change, alteration or addition, in, upon or to said Subleased Premises without the written consent of Sublandlord and Primary Landlord for that purpose first had and obtained. Upon the expiration or earlier termination of Subtenant's right to possession of the Subleased Premises, Subtenant shall surrender to Sublandlord the Subleased Premises in as good condition and repair as on the Commencement Date, reasonable wear and tear excepted, and all alterations, fixtures (other than Subtenant's trade fixtures) and improvements shall remain with, and become the property of, Sublandlord unless Subtenant is directed by Sublandlord in writing to remove the same prior to the expiration or termination of Subtenant's right to possession of the Subleased Premises. If Subtenant fails to leave the Subleased Premises in such condition, then Sublandlord shall have the right to repair and restore the same to such condition and Subtenant shall reimburse Sublandlord for the cost thereof plus fifteen percent (15%).

     11.  Furniture and Fixtures.

          11.1 All trade fixtures attached to the Subleased Premises on the date hereof, including without limitation, the teller counters and related equipment, vaults, safe deposit boxes, facilities and marked keys for each box, after-hour drops for deposits, kiosks, vacuum systems and related equipment (but excluding the automated teller machine and the security systems), and all furniture and equipment shown on Exhibit C attached hereto and made a part hereof (such furniture and equipment, except for any furniture or equipment located in the drive-up teller area, are collectively referred to as the "Personal Property"), shall be deemed to be a part of the property subleased by or licensed to Subtenant hereunder. As of the date of this Sublease, to the knowledge of Sublandlord, such trade fixtures, related equipment and Personal Property are in good working order and repair. Subtenant shall be liable for and shall pay before delinquency, taxes leveled against the Personal Property and any other personal property or trade fixtures placed by Subtenant in the Subleased Premises. If any such taxes are levied against Sublandlord, whether directly or indirectly, or the Subleased Premises, or if the assessed value of the Building is increased by the inclusion of such personal property or trade fixtures, upon written notice from Sublandlord, Subtenant shall pay to Sublandlord the amount of the taxes based upon the increased assessments. Subtenant shall have the right, at its sole cost, to replace, remove or eliminate any items of the Personal Property.

          11.2 Provided no event of default has occurred and is continuing as of the Expiration Date, and further provided that Subtenant has delivered to Sublandlord a notice that it desires to purchase the Personal Property (as shown on Exhibit C to this Sublease), on the Expiration Date, ownership of such Personal Property shall immediately and automatically transfer to Subtenant and this Sublease shall be deemed a bill of sale evidencing Sublandlord's agreement, as of the date of this Sublease, to sell the Personal Property to Subtenant, subject to the terms of this Sublease. Sublandlord hereby represents and warrants that it has good right and lawful authority to sell all of its right, title and interest in and to the Personal Property and that it will not assign or transfer such rights prior to the Expiration Date. SUBLANDLORD MAKES NO REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) AS TO THE CONDITION OF THE PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SUBLANDLORD AGREES TO SELL THE PERSONAL PROPERTY "AS IS, WHERE IS." THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY DISCLAIMED.

     12.  Insurance.

          12.1 Subtenant shall, at its own expense, provide and keep in force, comprehensive public liability insurance for the benefit of Sublandlord and Subtenant jointly against liability for bodily injury, death, property damage and contractual liability with a combined single limit of not less than Five Million and 00/100 Dollars ($5,000,000.00), such limit to be for any amount greater as may be reasonably indicated by circumstances from time to time and existing.

          12.2 Subtenant shall maintain in full force and effect on all fixtures and equipment in the Subleased Premises a policy or policies of fire and extended coverage insurance with standard coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler damage and subrogation waiver endorsements to the extent of one hundred percent (100%) of their insurable value during the term of this Sublease. Until Subtenant surrenders possession of the Subleased Premises to Sublandlord, Subtenant shall retain all risk of loss with respect to any of Subtenant's property located at the Subleased Premises.

          12.3 Subtenant shall maintain in form and amount reasonably acceptable to Sublandlord all workers' compensation insurance or similar insurance as may be required under the laws of the state in which the Subleased Premises is located in respect to the operation, maintenance, protection, repair, alteration, or reconstruction of the Subleased Premises or any part thereof which may be undertaken by Subtenant pursuant to the terms of this Sublease.

          12.4 Subtenant shall maintain such other coverages as may be required after the date hereof under or pursuant to the Prime Lease, each in the standard form generally used in the State of Missouri and by a company reasonably acceptable to Primary Landlord. The amount of any insurance coverages required to be maintained by Subtenant are subject to increase upon any increase in the coverages required under the Prime Lease.

          12.5 Primary Landlord and Sublandlord shall be named as additional insureds under all policies of insurance required by this Sublease. All insurance policies shall be primary and non-contributing with any insurance carried by Sublandlord or Primary Landlord. The insurance required hereunder shall be in companies that are reasonably acceptable to Sublandlord and Primary Landlord. Not less than ten (10) days prior to the commencement of the Sublease Term, and thereafter, upon Sublandlord's request, from time to time, Subtenant shall deliver to Sublandlord evidence of the insurance required to be carried by Subtenant on ACORD form 27, and each such certificate and insurance policy shall provide that it may not be canceled or altered without at least thirty (30) days prior written notice to Sublandlord. All such policies shall comply in all respects with the requirements contained in the Prime Lease relative to the insurance required to be maintained by Sublandlord. Subtenant shall not do or permit anything to be done which shall invalidate the insurance policies referred to in this section.

     13. Subletting and Assignment. Subtenant may not assign, convey, mortgage, sublet or otherwise transfer or encumber all or any part of the Subleased Premises or Subtenant's interest in this Sublease, or permit the use or occupancy of the Subleased Premises or any part thereof by anyone other than Subtenant and its employees, without the prior written consent of the Sublandlord and the Primary Landlord (whose conditions for consenting to a sublease or assignment are outlined in Article VIII of the Prime Lease). Acceptance of rent by Sublandlord from any person other than Subtenant shall not be deemed to be a waiver by Sublandlord of this Section, and consent to one or more assignments or sublettings shall not be deemed consent to any subsequent assignment or subletting. For purposes of this Sublease, any transfer or issuance of any ownership interest (e.g., stock in a corporation, partnership interests, limited liability company interests or beneficial interests of trusts) in Subtenant (whether as a result of a voluntary transfer, issuance of additional ownership interests, death, redemption, bankruptcy, UCC sale or other involuntary transfer, or by operation of law) which transfer or issuance results in a change in the identity of those persons beneficially owning more than fifty percent of the outstanding ownership interests of Subtenant from that in effect on the date of this Sublease shall constitute an assignment of this Sublease requiring the consent of Sublandlord and Primary Landlord.

     14. Casualty or Condemnation. In the event of casualty or condemnation of the Subleased Premises or the Leased Premises or any of their respective component parts, the terms and conditions of the Prime Lease shall govern the parties' respective rights and obligations under this Sublease, and in no event shall Subtenant have any greater rights under this Sublease than Sublandlord has under the Prime Lease. If the Prime Lease grants to Sublandlord any rights to terminate or not terminate the Prime Lease in the event of a casualty or condemnation or grants any rights with respect to any insurance proceeds or condemnation awards which may become payable with respect thereto, then it is agreed by the parties that Subtenant shall have no rights with respect thereto other than to make a claim under any insurance policy or policies which Subtenant may maintain.

     15. Sublandlord's Covenants, Representations and Warranties. Sublandlord covenants and agrees with Subtenant that:

          15.1 Sublandlord has the right to enter into this Sublease, subject to approval of the Primary Landlord.

          15.2 Sublandlord will put Subtenant in possession of the Subleased Premises, and Subtenant, upon paying the rent hereinabove (except for any credits owed to Subtenant pursuant to Section 9(c) of this Sublease) and observing and performing the several covenants and stipulations herein on its part contained, shall peaceably hold and enjoy the Subleased Premises during the Sublease Term without any interruption by Sublandlord.

          15.3 Sublandlord shall use all commercially reasonable efforts to cause Primary Landlord to furnish those utilities and other services to the Subleased Premises described in Article VII of the Prime Lease, during the hours provided therein. Subtenant shall have the same obligation to reimburse Sublandlord for increased expenses cause by Subtenant's use of the Subleased Premises after normal business hours as is imposed on Sublandlord under the Prime Lease with respect to such after-hours use.

          15.4 Sublandlord shall comply with its covenants and obligations set forth in the Prime Lease, and Sublandlord shall not agree to terminate its interest in the Subleased Premises without Subtenant's prior written consent. Subtenant's claims against Sublandlord, if any, arising out of any breach of the Prime Lease as a result of an act or omission of Sublandlord, shall survive any termination of the Prime Lease. Notwithstanding the foregoing, Sublandlord shall have no liability to Subtenant under this Sublease in the event that the Prime Lease is terminated because of Subtenant's breach of its obligations under this Sublease or any other act or omission of Subtenant which effects a termination of the Prime Lease. Sublandlord shall have no obligation to Subtenant to perform any obligation assumed by Subtenant under this Sublease in order to prevent a termination of the Prime Lease.

          15.5 On or before December 13, 1999, Sublandlord shall cause all safe deposit boxes to be emptied of their contents, and all keys thereto, properly marked to identify the boxes or doors they fit, shall be delivered to Subtenant.

     16. Subtenant's Covenants, Representations and Warranties. Subtenant covenants, represents, warrants and agrees with Sublandlord:

          16.1 Subtenant shall pay the rent in the time and the manner herein provided.

          16.2 Subtenant shall permit Sublandlord and the Primary Landlord to enter the Subleased Premises at any reasonable time for the purpose of inspecting, maintaining and cleaning the same and making necessary repairs to the building and the equipment and fixtures contained therein.

          16.3 Subtenant shall surrender the Subleased Premises and all appurtenances thereto at the end of the Sublease Term (whether at the stated end of such term or by early termination by forfeiture or otherwise) in the same condition as received, ordinary wear and tear excepted, and shall surrender all keys and duplicates thereof. Subtenant shall remove all of its personal property and removable trade fixtures (but shall not remove any personal property or fixtures owned by Primary Landlord or Sublandlord) from the Subleased Premises prior to the expiration or earlier termination of the Sublease Term and shall repair any damage caused by the removal thereof, and Subtenant shall surrender possession of the Subleased Premises in broom clean condition.

          16.4 Subtenant shall, at its cost, obtain all licenses, permits, qualifications, registrations or other authorizations required in connection with the operation of its business as a full-service banking facility at the Subleased Premises (the "Regulatory Approvals"). Subtenant represents and warrants that all applications required to obtain the Regulatory Approvals have been filed with the appropriate parties and are pending as of the date of this Sublease. No representation is made by Sublandlord that Subtenant's use of the Subleased Premises is permitted under applicable zoning or land use laws. Subtenant shall not use or permit to be used the Subleased Premises in any manner that will (a) constitute a hazard or an unreasonable annoyance to other tenants in the Building or any adjoining properties, (b) cause the Subleased Premises or the Building or both to suffer waste, (c) violate any laws, (d) permit any noxious odors or vapors to be emitted from the Subleased Premises, or
(e) violate, suspend, void or serve to increase the premium of any policy or policies of insurance at any time carried on the Building or any part thereof, including the Subleased Premises. Subtenant shall not violate or permit the violation of any restrictive covenant or other condition of title affecting the Building. Subtenant shall not permit any hazardous substance or toxic waste to be handled, generated, stored, treated, disposed of or released on or in the Subleased Premises.

          16.5 Sublandlord shall not be liable to Subtenant for any interruption of services to or unavailability of materials at the Subleased Premises or the Building (including, without limitation, utilities, trash removal and maintenance) caused by circumstances not within the reasonable control of Sublandlord or by strikes or labor disputes.

          16.6 Sublandlord shall not be liable to Subtenant or its employees and agents for injury or damage to persons or property caused by the theft, vandalism or other criminal or tortious conduct of others (except for Sublandlord), and Subtenant hereby acknowledges that Subtenant's occupancy of the Subleased Premises and use of the common areas of the Building is at Subtenant's own risk.

     17. Hold Harmless; Indemnification. Sublandlord shall not be liable for any damage occasioned by failure to keep the Subleased Premises in repair, and it shall not be liable for any damage arising from the action or negligence of Subtenant, co-tenants or other occupants of the Building. Subtenant shall defend (by counsel acceptable to Sublandlord), pay, indemnify and save harmless Sublandlord, its agents and employees, from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses incurred by Sublandlord, including attorneys' fees, resulting from or in connection with any of the following, unless the same are caused by Sublandlord's gross negligence or willful misconduct: (a) any accident, bodily injury, death, personal injury of any kind, or property damage arising directly or indirectly, out of or from or on account of any occurrence in, upon, at or about the Subleased Premises; (b) any accident, bodily injury, death, personal injury or property damage arising, directly or indirectly, in connection with Subtenant's operation and conduct of business on or in the Subleased Premises, or suffered by any of Subtenant's employees, agents, contractors or invitees; (c) any use, occupancy, non-use or condition of the Subleased Premises; and (d) any failure on the part of Subtenant to perform or comply with any of the agreements, terms, covenants and conditions of this Sublease. In case any action, suit or proceeding is brought against Sublandlord by reason of any such occurrence, Subtenant, or Subtenant's insurer, upon Sublandlord's request, will at no expense to Sublandlord resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Subtenant and approved by Sublandlord. The obligations of Subtenant under this Section shall survive any termination of this Sublease.

     18. Events of Default. If any one or more of the following events occurs, then the same shall constitute an event of default on the part of Subtenant under this Sublease:

          18.1 The failure of Subtenant to make any payment of Monthly Base Rent, additional rent or other sum required to be paid when due or within seven
(7) days after Sublandlord sends notice of such failure to Subtenant.

          18.2 The failure of Subtenant to perform or observe any of the other terms or conditions of this Sublease (including, without limitation, the terms and conditions of the Prime Lease to the extent that the same are obligations of Subtenant hereunder) to be observed or performed by Subtenant; provided, however, that if such event is not otherwise set forth in this Section 18 and Subtenant cures such default within thirty (30) days after Sublandlord sends Subtenant written notice of such default, no event of default shall occur under this Sublease; further provided, that if such event is not reasonably capable of cure within such thirty (30) day period, no event of default shall occur if (a) Subtenant promptly commences and diligently pursues cure, and such event is cured not later than sixty (60) days after Sublandlord sends Subtenant written notice of such default; and (b) no default or event of default occurs under the Prime Lease;

          18.3 The failure of Subtenant to remedy, immediately after receipt of notice from Sublandlord, any hazardous condition which Subtenant has created or suffered in breach of Subtenant's obligations under this Sublease;

          18.4 Except as expressly permitted under this Sublease, the purported subletting of the Subleased Premises or purported assignment of this Sublease by Subtenant without the prior written consent of Sublandlord and Primary Landlord;

          18.5  The abandonment of the Subleased Premises by Subtenant;

          18.6 Subtenant becomes insolvent or admits its inability to pay its creditors, or becomes the subject of a bankruptcy proceeding filed by or against it, or otherwise suffers any material adverse change in its financial condition; or

          18.7 The subleasehold interest of Subtenant is levied upon under execution or is attached by process of law.

          18.8 Subtenant shall breach any of its obligations set forth in Sections 3 (subject to any applicable cure rights), 8, 9(b), 9(c), 11, 12, 13, 16.4, or 28 of this Sublease.

          18.9 Any material representation or warranty made by Subtenant hereunder shall prove to have been untrue when made.

     19. Remedies. If an event of default occurs on the part of Subtenant under this Sublease, then Sublandlord may exercise any one or more of the following remedies, to the extent permitted by law, or any other legal or equitable remedy permitted under applicable law:

          19.1 Sublandlord may terminate this Sublease upon the delivery of notice thereof to Subtenant, and Sublandlord shall have the right to immediate possession of the Subleased Premises and Subtenant shall peacefully surrender possession of the Subleased Premises to Sublandlord. Subtenant hereby waives any and all rights it may have, at law or in equity, to the receipt of notice of default or demand for forfeiture, except as expressly provided herein. In the event Subtenant holds the Subleased Premises over beyond the termination of the Sublease Term, Sublandlord shall have the right to recover

Sublandlord's cost in recovering possession of the Subleased Premises (including, without limitation, attorneys' fees and litigation costs), such amounts as may be permitted under applicable law and any other amounts due and payable to Sublandlord hereunder (including, without limitation, any past-due
Rent).

          19.2 Sublandlord, without terminating this Sublease, shall have the right to terminate Subtenant's right to possess the Subleased Premises and to recover possession thereof and Subtenant shall peacefully surrender the Subleased Premises to Sublandlord. Subtenant hereby waives any and all rights it may have, at law or in equity, to the receipt of notice of default or demand for forfeiture, except as expressly provided herein. Sublandlord, at Sublandlord's option, may cause the Subleased Premises to be prepared for reletting, and may relet the Subleased Premises or any part thereof as agent of Subtenant, for a term to expire prior to, at the same time as, or subsequent to the expiration of the Sublease Term, at Sublandlord's option. In the event of such reletting, Sublandlord shall receive the rents therefor, applying the same first, to the repayment of reasonable expenses as Sublandlord may have incurred in connection with said resumption of possession, preparing for reletting and reletting (including, without limitation, remodeling costs, brokerage and attorneys' fees), and, second, to the payment of damages and amounts equal to the Monthly Base Rent and additional rent due hereunder and to the cost of performing the other obligations of Subtenant as herein provided. Subtenant, regardless of whether Sublandlord has relet the Subleased Premises, shall pay to Sublandlord damages equal to the Monthly Base Rent and additional rent herein agreed to be paid by Subtenant less the costs and proceeds of the reletting, if any, and such Rent shall be due and payable by Subtenant by on the days on which Rent is due hereunder or, in the alternative and at the option of Sublandlord, Subtenant shall immediately pay all amounts of Monthly Base Rent payable during the Sublease Term reduced by the rental value thereof discounted to present value at the rate of three percent (3%) per annum.

          19.3 Sublandlord may perform for Subtenant any of the obligations Subtenant has agreed to perform hereunder if Subtenant has defaulted in the performance of such obligations. Upon demand, Subtenant shall reimburse Sublandlord for Sublandlord's cost of performing for Subtenant, together with interest thereon at a rate equal to ten percent (10%) per annum, compounded monthly. Any amounts so expended by Sublandlord shall be immediately due and payable, and the failure of Subtenant to pay such amounts shall entitle Sublandlord to all of the rights and remedies available to it as if Subtenant had defaulted in the payment of Rent.

          19.4 Subtenant shall pay to Sublandlord a late charge equal to five percent (5%) of the amount of any installment of Monthly Base Rent or additional rent if such installment becomes more than ten (10) days past due.

          19.5 Subtenant shall pay to Sublandlord, upon demand, interest at the rate of twelve percent (12%) per annum on any past-due payments of Monthly Base Rent, additional rent or other amounts due hereunder.

     20. Headings. The headings of the paragraphs of this Sublease are inserted only for reference and convenience and the Sublease is to be construed in all respects as if said headings did not appear hereon.

     21. Parking. During the Sublease Term and provided that no event of default has occurred on the part of Subtenant and is continuing under this Sublease, Subtenant shall have a license to use forty-two (42) unreserved garage parking spaces in the parking garage connected to the Building. No charge shall be assessed for the license to park in the foregoing spaces. Parking shall be subject to such rules and regulations as may be established from time to time by Primary Landlord.

     22. Common Areas. Subtenant shall keep and maintain Subtenant's lobby area in a clean and orderly condition free and clear of any debris. Subtenant shall not permit storage of any material or equipment in Subtenant's lobby to be visible from the common areas of the Building. Upon Primary Landlord's request, Subtenant shall remove any materials, equipment, furnishings or debris from Subtenant's lobby that is visible from the common areas of the Building that is in not consistent with the image of a first class office property. No signs, marquis, flags, banners, placards, streamers or other display shall be hung, maintained or displayed on or from Subtenant's windows in the Subleased Premises.

     23. Building Signage. After the conditions set forth in Sections 36 and 37 are satisfied, Subtenant shall have the right, at its sole cost and expense, to have Primary Landlord erect and maintain signage inside and outside the Building as permitted by Primary Landlord, and provided that such signage complies with the standard graphics used on the Building signage. Subtenant has the right to request the removal of all signs bearing Sublandlord's name (except for signage relating to the Building's name, "Magna Place"), in which event such signs shall be removed by Primary Landlord at Sublandlord's sole cost and expense within a reasonable period of time after Subtenant's request, except to the extent such signs relate to any use or occupancy of the Building by Sublandlord as of the Commencement Date. Notwithstanding anything to the contrary in this Sublease or the Primary Lease, in no event shall Sublandlord or the Primary Landlord be required to reimburse Subtenant for any costs or expenses incurred by Subtenant in connection with any change in the name or address of the Building.

     Notwithstanding anything to the contrary in this Section 23, prior to the satisfaction of the conditions set forth in Sections 36 and 37 of this Sublease,
(a) Primary Landlord shall, within a reasonable period of time after the date of this Sublease, at Subtenant's expense, cause Subtenant to be included on all tenant directories for the Building (excluding the exterior monument signage), and (b) Subtenant shall have the right, at its sole cost and expense, to have Primary Landlord erect and maintain signage outside the Building directing vehicular traffic to the parking facilities for the Subleased Premises, all such signage to comply with the standard graphics used on the Building signage.

     24. No Waiver. No waiver of any default of a party hereunder shall be implied from any omission by such party to take any action on account of such default if such default persists or is repeated, and no waiver shall affect any default other than the default specified in the waiver and that only for the time and to the extent herein stated.

     25. No Warranties; Amendments. Subtenant acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties except as are expressed in writing herein, and that no amendment or modification of this Sublease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Sublease. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The undersigned representatives of Sublandlord and Subtenant each represent and warrant, respectively, that such persons have been duly authorized and directed to execute and deliver this Sublease on behalf of the party for which such person purports to be acting and that this Sublease constitutes the legal, valid and binding obligations of such parties. This Sublease supersedes any prior oral or written agreements relative to the subject matter hereof and constitutes the entire agreement of the parties with respect to the sublease of the Subleased Premises.

     26. Attorneys' Fees. The parties hereby agree that if any litigation occurs under this Sublease, then the nonprevailing party shall reimburse the prevailing party for the prevailing party's expenses (including, without limitation, reasonable attorneys' fees and court costs) incurred in connection with such litigation.

     27. Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective personal representatives, heirs, successors, and permitted assigns. If there shall be more than one Subtenant, they shall be bound jointly and severally by the terms, covenants and agreements herein.

     28. Recording. No party shall have the right to record this Sublease or any memorandum hereof without the prior written consent of the other parties hereto. Any recording of this Sublease or any memorandum hereof without such consent shall constitute a breach of a material provision of this Sublease entitling the other parties to exercise any rights or remedies available hereunder or under applicable law as a result thereof.

     29. Holding Over. Nothing contained herein is to be construed to give Subtenant the right to hold over any time, and Sublandlord and Primary Landlord may exercise any and all remedies at law or in equity to recover possession of the Subleased Premises and damages resulting from any such holding over. Subtenant agrees that if Subtenant fails to surrender possession of the Subleased Premises at the end of the Sublease Term (or any earlier date that the Sublease Term has been terminated), then, in addition to any other of Sublandlord's rights and remedies, Subtenant will be liable to Sublandlord and Primary Landlord for any and all losses, damages and expenses that Sublandlord suffers or incurs as a result of such failure to surrender possession. Without limiting the generality of the foregoing, Subtenant shall indemnify, defend (by counsel acceptable to Sublandlord) and hold Sublandlord harmless from any and all losses, damages and expenses suffered or incurred by Sublandlord resulting from Sublandlord's inability to deliver possession of the Subleased Premises (or any portion thereof) to any possible succeeding tenant (or to Primary Landlord as required under the Prime Lease), which inability results from Subtenant's failure to surrender possession of the Subleased Premises as required herein. Such indemnification shall be in addition to any other right or remedy available to Sublandlord under this Sublease or applicable law in the case of any holding over of the Subleased Premises beyond the expiration or earlier termination of the Sublease Term and shall survive any termination of this Sublease.

     30. Brokerage. Subtenant represents and warrants that it has dealt solely with Krombach Partners, Inc. ("Subtenant's Agent"), which has served solely as the agent for Subtenant in connection with this Sublease and is not a sub-agent of Sublandlord, and Crow Brokerage Company d/b/a Trammell Crow Company, which has served as agent for Sublandlord, and that Subtenant has not dealt with any other broker, agent or other person in connection with this transaction and that no other broker, agent or other person brought about this transaction. Subtenant agrees to indemnify and hold Sublandlord and Primary Landlord harmless from and against any claim by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Subtenant with regard to this leasing transaction. The provisions of this section shall survive the termination of this Sublease. Sublandlord's Agent shall be paid an amount equal to 2.75% of the total Monthly Base Rent required to be paid by Subtenant from January 1, 2000 through December 31, 2004 and an amount equal to 1.65% of the total Monthly Base Rent required to be paid by Subtenant from January 1, 2005 through the Expiration Date. Subtenant's Agent shall be paid an amount equal to 2.25% of the total Monthly Base Rent required to be paid by Subtenant from January 1, 2000 through December 31, 2004 and an amount equal to 1.35% of the total Monthly Base Rent required to be paid by Subtenant from January 1, 2005 through the Expiration Date.

     31. Notices. Any notice or other communication provided for in this Sublease shall be in writing and shall be deemed duly given: upon delivery, if delivered by hand or by telecopy, or one day after posting, if sent by registered or certified mail, return receipt requested, postage prepaid, or sent by any nationally recognized overnight delivery service, to the parties at the addresses herein set forth or such other address as a party may designate by notice pursuant to this paragraph.

     To Sublandlord:          Union Planters Bank, National Association
                              c/o Trammell Crow Company, Corporate Services
                              4820 West Main Street
                              Belleville, Illinois 62223

     To Subtenant:            PrivateBancorp, Inc.
                              1401 South Brentwood Boulevard
                              St. Louis, Missouri 63144
                              Attention: Richard C. Jensen

     To Primary Landlord:     Ms. Gwen Knight
                              St. Louis Brentwood Associates, L.P.
                              1401 S. Brentwood Blvd.
                              Suite 675
                              St. Louis, MO 63144
                              Fax Number: 314/963-9715

     With a copy to:          Insignia/ESG, Inc.
                              1401 S. Brentwood Blvd
                              Suite 160
                              St. Louis, Missouri  63144
                              Fax Number:  314/962-2677

     32. Severability. If any portion of this Sublease is found to be unenforceable or void as against public policy, then it shall be deemed stricken and the Sublease shall be treated as if such portion did not exist and the remaining provisions shall encompass the total substance of this Sublease; provided, however, that if any portion of this Sublease is found to be partially enforceable, than it shall be enforceable to that extent.

     33. Further Assurances. Subtenant agrees to take any further action, or execute any further instruments or items reasonably requested by Sublandlord to maintain compliance with the terms of the Prime Lease, including without limitation, any estoppel certificates required by Sublandlord, the Primary Landlord, any mortgagee or other lender, or any other party with respect to the Subleased Premises. Estoppel certificates shall be executed and delivered by Subtenant within ten (10) days following a request therefor.

     34. Governing Law. This Sublease shall be governed by and construed in accordance with the internal laws (and not the laws of conflict) of the state where the Subleased Premises are located and the United States of America. Venue for any dispute regarding this Sublease shall be in a court of competent jurisdiction in the county and state where the Subleased Premises is located if commenced in a state court action or in the Federal District for such county if commenced in or removed to Federal Court.

     35. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW AND APPLICABLE POLICIES OF INSURANCE, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY

HAVE TO A JURY TRIAL IN THE EVENT OF LITIGATION BETWEEN SUBTENANT AND SUBLANDLORD PERTAINING TO THIS SUBLEASE.

     36. Conditions of Primary Landlord Approval; Consents. The foregoing Sublease is hereby approved by Primary Landlord provided that (i) this approval shall not create any relationship of landlord and tenant between Subtenant and Primary Landlord, (ii) Sublandlord shall not be relieved of any obligations to Primary Landlord under the Prime Lease, (iii) Primary Landlord shall not be obligated to recognize this Sublease in the event of termination for any reason of the Prime Lease, and (iv) Subtenant pays all legal fees incurred by Primary Landlord in connection with the negotiation, execution and delivery of this Sublease. Subtenant agrees to provide all information required by Article VIII of the Prime Lease and all other information and items required by the Primary Landlord and Sublandlord to obtain the Primary Landlord's continuing consent to this Sublease. Notwithstanding anything to the contrary in this Sublease, Primary Landlord's consent to this Sublease is contingent upon Subtenant's receipt of all Regulatory Approvals and delivery of notice of receipt of the same (together with such evidence of the same as may be required by Sublandlord or Primary Landlord) to Sublandlord and Primary Landlord on or before July 1, 2000, and if the foregoing contingency is not satisfied, Primary Landlord's consent to this Sublease shall be deemed automatically withdrawn on July 1, 2000 without any action required by Primary Landlord, Sublandlord or Subtenant. Provided all applications required to obtain Subtenant's Regulatory Approvals are pending, Subtenant is diligently pursuing the Regulatory Approvals, the failure to obtain the Regulatory Approvals on or before July 1, 2000 is not due to any condition or circumstance caused by Subtenant or its agents, and no event of default has occurred under this Sublease, Primary Landlord will not unreasonably withhold its consent to extend the July 1, 2000 deadline to August 1, 2000, or for additional thirty (30) day periods until Subtenant obtains the Regulatory Approvals. If Subtenant desires to request an extension of Primary Landlord's consent to this Sublease, it shall deliver a written request for extension to Primary Landlord and Sublandlord at least five (5) business days prior to the date on which Primary Landlord's consent will be deemed withdrawn, together with such evidence of the foregoing conditions to extension as Primary Landlord may require.

     37. Termination if Regulatory Approvals Not Obtained. Notwithstanding anything to the contrary in this Sublease, this Sublease shall automatically terminate without any action required by Sublandlord or Subtenant if Subtenant does not receive its Regulatory Approvals and deliver notice of receipt of the same (together with such evidence of the same as may be required by Sublandlord or Primary Landlord) to Sublandlord and Primary Landlord on or before July 1, 2000; provided, however, if Primary Landlord has agreed to extend its consent to this Sublease beyond July 1, 2000, and no event of default has occurred under this Sublease, this Sublease shall not terminate until such date, if any, on which Primary Landlord's consent is deemed automatically withdrawn.

     38. Counterparts. This Sublease may be executed in any number of counterparts (including telecopy counterparts), each of which shall be deemed an original and together shall constitute one and the same instrument. Counterparts of this Sublease which have been executed and sent by facsimile to the other parties shall have the same effect as the hand delivery of executed originals.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

     SUBLANDLORD:                      UNION PLANTERS BANK, NATIONAL ASSOCIATION



                                       By: /s/ M. Kirk Walters
                                          --------------------------------------
                                       Printed Name: /s/ M. Kirk Walters
                                                    ----------------------------
                                       Title: Senior Vice President
                                             -----------------------------------



     SUBTENANT:                        PRIVATE BANCORP, INC.



                                       By: /s/ Ralph B. Mandell
                                          --------------------------------------
                                          Ralph B. Mandell, Chairman and Chief
                                          Executive Officer



     CONSENT OF
     PRIMARY LANDLORD:                 ST. LOUIS BRENTWOOD ASSOCIATES, L.P.

                                       By: ST. LOUIS BRENTWOOD COMPANY, L.P.
                                           General Partner



                                       By: /s/ Gwen Knight
                                          --------------------------------------
                                          Gwen Knight
                                          Authorized Representative

                                    EXHIBIT A
                                    ---------

                                   Prime Lease

                                    EXHIBIT B
                                    ---------

                               Subleased Premises

                                    EXHIBIT C
                                    ---------

                                Personal Property

                                      -20-